SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 July 26, 2005
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

 (425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2005, the Board of Directors of SonoSite, Inc. (the "Company"), upon the recommendation of the Compensation Committee of the Board of Directors, met and approved, effective immediately, a new cash compensation package for the Company's non-employee members of the Board. The respective components of the program are as follows:

Role	Compensation Element	Former Compensation	Current Compensation

Board Member	Annual Retainer	$20,000	$20,000
	Per Meeting Fee (in person)	$1,000 per day	$1,000 per meeting series
	Per Meeting Fee (by phone)	$0	$500 per day

Lead Independent/Chair	Additional Annual Retainer	$20,000	$20,000

Committee Chairman	Annual Retainer
	Audit	$0	$10,000
	Compensation	$0	$6,000
	Corporate Governance	$0	$2,000
	Executive	$0	$2,000

Committee Member	Annual Retainer
	Audit	$0	$5,000
	Compensation	$0	$3,000
	Corporate Governance	$0	$1,000
	Executive	$0	$1,000

	Per Meeting Fee
	Audit	$0	$0
	Compensation	$0	$0
	Corporate Governance	$0	$0
	Executive	$500	$0

The Company pays meeting fees monthly for any meetings held each month, as well as the annual retainers in 12 monthly installments.  Equity compensation remains unchanged.  As before, directors who are employed by the Company will receive no additional compensation for their services rendered as directors of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	August 1, 2005	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer